Exhibit 10.8

GUARANTY

made by

RESACA OPERATING COMPANY

in favor of

CIT CAPITAL USA INC.,
as Agent

Dated as of June 26, 2009

TABLE OF CONTENTS

1.1	Defined Terms	1
SECTION 2 GUARANTY		2
2.1	Guaranty	2
2.2	Right of Set-off	3
2.3	No Subrogation	4
2.4	Amendments, etc. with respect to the Borrower’s Obligations; Waiver of Rights	4
2.5	Guaranty Absolute and Unconditional	4
2.6	Reinstatement	5
2.7	Payments	5
SECTION 3 REPRESENTATIONS AND WARRANTIES		6
3.1	Representations and Warranties	6
SECTION 4 COVENANTS		6
4.1	Covenants	6
4.2	Authority of Agent	6
SECTION 5 MISCELLANEOUS		7
5.1	Notices	7
5.2	Counterparts	7
5.3	Severability	7
5.4	Integration	7
5.5	Amendments in Writing; No Waiver; Cumulative Remedies	7
5.6	Loan Documents	7
5.7	Section Headings	8
5.8	Successors and Assigns	8
5.9	GOVERNING LAW	8
5.10	Submission to Jurisdiction; Waivers	8
5.11	Acknowledgments	8
5.12	WAIVERS OF JURY TRIAL	9

SCHEDULES
Schedule 1 Address for Notices

i

GUARANTY

THIS GUARANTY, dated as of June 26, 2009, is made by RESACA OPERATING COMPANY (the “Guarantor”), in favor of CIT CAPITAL USA, INC., as collateral agent (in such capacity, the “Agent”) for the benefit of the Guaranteed Creditors (as defined below).

RECITALS

A.                                   The Borrower and the financial institutions named and defined therein as lenders and agents entered into that certain Credit Agreement dated May 1, 2006, as amended and restated by that certain Amended and Restated Credit Agreement dated as of July 11, 2008 pursuant to which such lenders provided certain loans to the Borrower (as amended, the “Existing Credit Agreement”).

B.                                     The Borrower and the Lenders have agreed to amend and restate the Existing Credit Agreement, subject to the terms and conditions set forth in the Second Amended and Restated Credit Agreement dated as of even date herewith (as such may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RESACA EXPLOITATION, INC., a Texas corporation (the “Borrower”), the financial institutions now or hereafter signatory thereto (the “Lenders”) and CIT Capital USA Inc. as the administrative agent for the Lenders (the “Administrative Agent”).

C.                                     It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty to the Agent for the ratable benefit of the Guaranteed Creditors (as defined below).

D.                                    Now, therefore, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Guarantor hereby agrees with the Agent, for the ratable benefit of the Guaranteed Creditors (as defined below), as follows:

DEFINITIONS

1.1                                 Defined Terms.

(a)                                  Unless otherwise defined herein, each term defined in the Credit Agreement and used herein shall have the meaning given to it in the Credit Agreement.

(b)                                 As used herein, “Borrower’s Obligations” means the collective reference to the payment and performance of all Obligations of the Borrower under the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Guaranteed Documents, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, reasonable fees, indemnities, reasonable costs, reasonable expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Borrower pursuant to the terms of any Guaranteed Documents).

(c)                                  “Guaranteed Creditors” shall have the meaning assigned to the term Secured Creditors (as defined in the Credit Agreement).

(d)                                 As used herein, “Guaranteed Document” means the collective reference to this Guaranty, the Credit Agreement, any Note, the other Loan Documents and any other document made, delivered or given in connection with any of the foregoing.

(e)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty and section and paragraph references are to this Guaranty unless otherwise specified.

(f)                                    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2

GUARANTY

2.1                                 Guaranty.

(a)                                  Subject to the provisions of subsection 2.1(b), the Guarantor hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent and the Guaranteed Creditors and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s Obligations up to but not exceeding the amount of the loan obligations plus interest and costs of enforcement.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)                                  The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or any Guaranteed Creditor in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Borrower’s Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.  This Guaranty shall remain in full force and effect until the Borrower’s Obligations are paid in full, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Credit Agreement.

(d)                                 The Guarantor agrees that the Borrower’s Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Agent or any Guaranteed Creditor hereunder.

(e)                                  No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Agent or any Guaranteed Creditor from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower’s Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or the Guarantor in respect of the Borrower’s Obligations or payments received or collected from the Guarantor in respect of the Borrower’s Obligations), remain liable for the Borrower’s Obligations up to the maximum liability of the Guarantor hereunder until the Borrower’s Obligations are paid in full.

(f)                                    The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Guaranteed Creditor on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guaranty for such purpose.

2.2                                 Right of Set-off.  During the continuance of any Event of Default, the Guarantor hereby irrevocably authorizes each Guaranteed Creditor at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by the Guarantor as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Creditor to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Guaranteed Creditor may elect, against and on account of the obligations and liabilities of the Guarantor to such Guaranteed Creditor hereunder and claims of every nature and description of such Guaranteed Creditor against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Documents or otherwise, as such Guaranteed Creditor may elect, whether or not the Agent or any Guaranteed Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Such Guaranteed Creditor shall notify the Guarantor and the Agent promptly of any such set-off and the application made by such Guaranteed Creditor, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Guaranteed Creditor under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Guaranteed Creditor may have.

2.3                                 No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Guaranteed Creditor, the Guarantor shall not be entitled to be subrogated to any of the rights of the Agent or any Guaranteed Creditor against the Borrower or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower’s Obligations until all amounts owing to the Agent and the Guaranteed Creditors by the Borrower on account of the Borrower’s Obligations are paid in full, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder until all amounts owing to the Agent and the Guaranteed Creditors by the Borrower on account of the Borrower’s Obligations are paid in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Borrower’s Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Agent and the Guaranteed Creditors, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Agent, if required), to be applied against the Borrower’s Obligations, whether matured or unmatured, in such order as the Agent may determine.

2.4                                 Amendments, etc. with respect to the Borrower’s Obligations; Waiver of Rights.  The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor: (a) any demand for payment of any of the Borrower’s Obligations made by the Agent or any Guaranteed Creditor may be rescinded by such party and any of the Borrower’s Obligations continued; (b) the Borrower’s Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Guaranteed Creditor; (c) the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent may deem advisable from time to time; and (d) any collateral security, guarantee or right of offset at any time held by the Agent or any Guaranteed Creditor for the payment of the Borrower’s Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Agent nor any Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower’s Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against the Guarantor, the Agent or any Guaranteed Creditor may, but shall be under no obligation to, make a similar demand on the Borrower, and any failure by the Agent or any Guaranteed Creditor to make any such demand or to collect any payments from the Borrower or any release of the Borrower shall not relieve the Guarantor in respect of which a demand or collection is not made, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Guaranteed Creditor against the Guarantors.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5                                 Guaranty Absolute and Unconditional.  The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower’s Obligations and notice of or proof of reliance by the Agent or any Guaranteed Creditor upon this Guaranty or acceptance of this Guaranty, the Borrower’s Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty.  All dealings between the Borrower and the Guarantor, on the one hand, and the Agent and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Borrower’s Obligations.  The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Borrower’s Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Guaranteed Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Guaranteed Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower’s Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against the Guarantor, the Agent and any Guaranteed Creditor may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Borrower’s Obligations or any right of offset with respect thereto, and any failure by the Agent or any Guaranteed Creditor to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Guaranteed Creditors against the Guarantor.  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Guaranteed Creditors, and their respective successors, indorsees, transferees and assigns, until all the Borrower’s Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Credit Agreement no amounts may be outstanding under the Credit Agreement.

2.6                                 Reinstatement.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower’s Obligations is rescinded or must otherwise be restored or returned by the Agent or any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                                 Payments.  The Guarantor hereby guarantees that payments hereunder will be paid to the Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim, in dollars, in immediately available funds, at the offices of the Agent specified in Section 12.3 of the Credit Agreement.

2.8                                 Release.  Upon full payment of all of the Borrower’s Obligations, the Agent, on behalf of the Guaranteed Creditors, shall execute a release of the Guarantor from any further obligations under this Guaranty or with regard to the Borrower’s Obligations.

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties.  The Guarantor hereby represents and warrants that the representations and warranties set forth in Article VII of the Credit Agreement as they relate to the Guarantor or to the other Loan Documents to which the Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agent and each Guaranteed Creditor shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to the Guarantor’s knowledge.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Loan (except to the extent that such representations and warranties are expressly made only as of an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date).

SECTION 4

COVENANTS

4.1                                 Covenants.  The Guarantor hereby covenants and agrees with the Agent and each Guaranteed Creditor that, from and after the date of this Guaranty until the Borrower’s Obligations are paid in full, the Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

4.2                                 Authority of Agent.  The Guarantor acknowledges that the rights and responsibilities of the Agent under this Guaranty with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Agent and the other Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting in the manner set forth in Article XI of the Credit Agreement, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5

MISCELLANEOUS

5.1           Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.3 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.

5.2           Counterparts.  (a) This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

5.3           Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.4           Integration.  This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Agent or any Guaranteed Creditor relative to the subject matter hereof not reflected herein.

5.5           Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Agent in accordance with subsection 12.1 of the Credit Agreement.

(b)           Neither the Agent nor any Guaranteed Creditor shall by any act (except by a written instrument pursuant to subsection 5.5(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise and no delay in exercising, on the part of the Agent or any Guaranteed Creditor, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  A waiver by the Agent or any Guaranteed Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Guaranteed Creditor would otherwise have on any future occasion.

(c)           The rights and remedies herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

5.6           Loan Documents.  The Guarantor agrees that this Guaranty shall constitute a “Loan Document” under the Credit Agreement.

5.7           Section Headings.  The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.8           Successors and Assigns.  This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and the Guaranteed Creditors and their successors and assigns.

5.9           GOVERNING LAW.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

5.10         Submission to Jurisdiction; Waivers.  The Guarantor hereby irrevocably and unconditionally:

(a)           submits for itself and its Property in any legal action or proceeding relating to this Guaranty and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth in Schedule 1 hereto or at such other address of which the Agent shall have been notified pursuant to subsection 5.1;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

5.11         Acknowledgments.  The Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents;

(b)           no agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the agents and the Guaranteed Creditors, on one hand, and such Guarantor, on the other hand, in connection herewith or therewith is solely that of guarantor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the agents and the other Guaranteed Creditors or among the Borrower, the agents and the other Guaranteed Creditors.

5.12         WAIVERS OF JURY TRIAL.  THE PARTIES HERETO HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

RESACA OPERATING COMPANY

By:	/s/ Dennis Hammond
Dennis Hammond, as Director and
President

SIGNATURE PAGE

GUARANTY AGREEMENT

(RESACA OPERATING COMPANY)

Acknowledged and Agreed to as

of the date hereof by:

AGENT:	CIT CAPITAL USA INC.

	By:	/s/ David M. Bornstein
David M. Bornstein, as Vice President

SIGNATURE PAGE

GUARANTY AGREEMENT

(RESACA OPERATING COMPANY)

SCHEDULE 1

ADDRESS FOR NOTICES

Resaca Operating Company

1331 Lamar, Suite 1450
Houston, TX 77010
Attention: Mr. Dennis Hammond
Telephone: 713.753.1281
Fax: 713.655.1711